SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                      of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Techne Corporation
            (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                             TECHNE CORPORATION


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                to be held
                             October 21, 2004


The annual meeting of shareholders of Techne Corporation (the "Company") will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 21, 2004, at 3:30 p.m. (Central Daylight Time), for the following purposes:

    1.  To set the number of members of the Board of Directors at six (6).

    2.  To elect directors of the Company for the ensuing year.

    3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record shown on the books of the Company at the close of business on September 10, 2004 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




                                       THOMAS E. OLAND,
                                       President



Dated:   September 21, 2004
         Minneapolis, Minnesota

                             TECHNE CORPORATION

                                __________

                              PROXY STATEMENT
                                   for
                      Annual Meeting of Shareholders
                       to be held October 21, 2004
                                __________


                               INTRODUCTION

Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 21, 2004 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Nominating and Governance Committee of the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, MN 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 21, 2004.


                   OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed September 10, 2004 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 10, 2004, 41,168,982 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

                        PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 10, 2004:

                                   Amount and
Name and Address                   Nature of Shares       Percent
of Beneficial Owner                Beneficially Owned(1)  of Class(2)
-----------------------------      ---------------------  -----------
Select Equity Group, Inc.            2,061,487              5.0%
Select Offshore Advisors, LLC
and George S. Loening
380 Lafayette Street, 6th floor
New York, NY 10003

Thomas E. Oland                      1,742,145(3)(4)        4.2%(3)
614 McKinley Place N.E.
Minneapolis, MN  55413

--------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 10, 2004, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Does not include 820,496 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Oland, which are included in the group total in the Management Shareholding table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares. Including such 820,496 shares, Mr. Oland, a director of the Company, beneficially owns 2,562,641 shares or 6.2% of total shares outstanding plus shares subject to options exercisable by him.

(4) Includes 976,920 shares owned directly, 90,745 held by the Company's Stock Bonus Plan for Mr. Oland's account, 68,556 shares held by Thomas Oland and Associates, 205,924 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 400,000 shares subject to stock options which are currently exercisable.


                         MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of the Company's
Common Stock beneficially owned as of September 10, 2004, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 4.2% of total shares outstanding plus shares subject to options exercisable by him. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 8.1% of total shares outstanding plus shares subject to options exercisable by them.

    Name of Director or                      Number of Shares
    Executive Officer Group                  Beneficially Owned(1)
    -----------------------                  ---------------------
    Thomas E. Oland                           1,742,145 (2)(3)
    Roger C. Lucas, Ph.D.                        93,956 (4)(5)(6)
    Howard V. O'Connell                         225,880 (4)(6)(7)
    G. Arthur Herbert                           228,360 (4)(6)(8)
    James A. Weatherbee, Ph.D.                   43,239 (9)
    Monica Tsang, Ph.D.                         124,065 (10)
    Christopher S. Henney, D.Sc, Ph.D.           25,000 (4)(6)(11)
    Randolph C. Steer, M.D., Ph.D.               45,000 (4)(6)(12)
    Marcel Veronneau                             60,275 (13)
    Robert V. Baumgartner                        15,000 (4)(6)(14)
    Officers and directors as a
      group (10 persons)                      3,341,729 (15)

----------------

(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of September 10, 2004.

(2)  See Note (3) to the preceding table.

(3)  See Note (4) to preceding table.

(4) Does not include 911,241 shares held by the Company's Stock Bonus Plan, which are included in the total of officers and directors as a group. The Company's Board of Directors, acting by majority vote, currently directs the Trustee as to the voting of such shares.

(5) Includes 20,000 shares owned by Dr. Lucas' wife and 52,500 shares subject to stock options. Dr. Lucas disclaims beneficial ownership of the shares owned by his wife.

(6) Does not include an option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan if the individual is reelected as a director of the Company.

(7) Includes 121,980 shares owned by trusts of which Mr. O'Connell is a trustee and beneficiary and 85,000 shares subject to options.

(8) Includes 10,000 owned by Mr. Herbert's wife, 153,360 shares held by trusts and partnership of which Mr. Herbert is a trustee or partner and 65,000 shares subject to options.

(9) Includes 37,598 shares held by the Company's Stock Bonus Plan for Dr. Weatherbee's account. Does not include shares beneficially owned by Dr. Tsang, Dr. Weatherbee's wife.

(10) Includes 38,298 shares held by the Company's Stock Bonus Plan for Dr. Tsang's account and 19,475 shares subject to stock options. Does not include shares beneficially owned by Dr. Weatherbee, Dr. Tsang's husband.

(11) Includes 25,000 shares subject to options.

(12) Includes 45,000 shares subject to options.

(13) Includes 5,791 shares held by the Company's Stock Bonus Plan for Mr. Veronneau's account and 25,538 shares subject to options.

(14) Includes 15,000 shares subject to options.

(15) Includes 911,241 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 732,513 shares which may be purchased pursuant to options.

                          ELECTION OF DIRECTORS
                          (Proposals #1 and #2)

General Information

The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Nominations and Governance Committee of the Board of Directors of the Company recommends that the number of directors to be set at six and that the individuals named in the table below be elected. Under applicable Minnesota law, approval of the proposal to set the number of directors at six, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of
(1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Nominations and Governance Committee, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

The following table provides certain information with respect to the nominees for director.


                          Current
                          Position(s) with  Principle Occupation(s)  Director
Name                  Age Company           During Past Five Years   Since
---------------       --- ---------------   -----------------------  --------
Thomas E. Oland        63 Chairman of the   Chairman of the Board,    1985
                          Board, Chief      President and Treasurer
                          Executive and     of the Company since
                          Chief Financial   1985 and President of
                          Officer,          Research and Diagnostic
                          President,        Systems, Inc. since
                          Treasurer and     1982.
                          Director

Roger C. Lucas, Ph.D.  61 Vice Chairman     Vice Chairman and         1985
                          and Director      Senior Scientific
                                            Advisor to the
                                            Company's Board and a
                                            private investor since
                                            1995. Chief Scientific
                                            Officer, Executive Vice
                                            President and Secretary
                                            of the Company from
                                            1985 to 1995.

Howard V. O'Connell    74 Director          Private investor since    1985
                                            1990. Chairman,
                                            President and Treasurer
                                            of John G. Kinnard and
                                            Company, Incorporated,
                                            a securities broker-
                                            dealer,from 1969 to
                                            1990.

G. Arthur Herbert      78 Director          Principal of CEO          1989
                                            Advisors, a management
                                            and financial
                                            consulting firm, since
                                            1989; from 1969 to
                                            1988, President and
                                            Vice President  Manager
                                            of Electro-Science
                                            Management Corp., a
                                            manager of venture
                                            capital partnerships.

Randolph C. Steer,     54 Director          Consultant to the         1990
M.D.,  Ph.D.                                pharmaceutical and
                                            biotechnology
                                            industries since 1989;
                                            Chairman (1999-2000)
                                            of Vicus.com, Inc.
                                            Director of BioCryst
                                            Pharmaceuticals, Inc.


Robert V. Baumgartner, 48 Director          Chief Executive Officer   2003
C.P.A.                                      of Center for Diagnostic
                                            Imaging, Inc., an
                                            operator of diagnostic
                                            imaging centers, since
                                            2001; CEO of American
                                            Coating Technologies,
                                            Inc., a manufacturer of
                                            coated paper, in 2000;
                                            CEO of First Solar, LLC,
                                            a producer of thin-film
                                            photo-noltaic coatings,
                                            in 1999 and 2000; from
                                            1986 to 1999 various
                                            officer positions with
                                            Apogee Enterprises, Inc.,
                                            a diversified manufacturer
                                            of glass and other products.


Committees and Meetings of the Board of Directors

The Company's Board of Directors has three standing Committees, the Audit Committee, the Executive Compensation Committee and the Nominations and Governance Committee. All members of all Committees are "independent" as such term is defined in applicable law and regulations of the Securities and Exchange Commission and Nasdaq.

The Audit Committee (whose members are Messrs. Herbert, O'Connell and Baumgartner and Dr. Steer) operates under a written charter established by the Company's Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee is responsible for the appointment and supervision of the Company's independent registered public accounting firm and for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy and monitors the Company's financial fraud hotline. The Board of Directors has determined that for fiscal 2004 Messrs. Herbert and O'Connell and Dr. Steer served as "financial experts" as such term is defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met five times during fiscal 2004. The Committee's report is included in this Proxy Statement.

The Executive Compensation Committee (whose members are Drs. Henney and
Steer and Messrs. Herbert and O'Connell) determines compensation for executive officers of the Company. The Executive Compensation Committee's charter is attached to this Proxy Statement as Appendix B. The Committee met three times during fiscal 2004. The Committee's report is included in this Proxy Statement.

The Nominations and Governance Committee is composed of all "independent" directors, i.e., currently all directors except Mr. Oland. The committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix C. The functions of the Committee are to recruit well qualified candidates for the Board, select persons to be proposed in the Company's proxy statement for election as directors at annual meetings of shareholders, and to establish governance standards and procedures which will support and enhance the performance and accountability of management and the Board. The Committee did not formally meet in fiscal 2004, however, it met informally and conducted the search and made the selection as a director of Mr. Baumgartner in replacement of the retired Mr. Lowel E. Sears. The Committee also determined to propose to shareholders at their 2004 annual meeting the reelection of the incumbent directors of the Company except for Dr. Henney. Dr. Henney is retiring and not standing for reelection. The Committee will consider all nominees for director recommended by shareholders of the Company. Recommendations may be sent to the Committee at the Company's address, 614 McKinley Place N.E., Minneapolis, MN 55413.
Candidates for the Board are considered and selected on the basis of outstanding achievement in their professional careers, experience, wisdom, personal and professional integrity, their ability to make independent, analytical inquiries, and their understanding of the business environment. Candidates must have the experience and skills necessary to understand the principal operational and functional objectives and plans of the Company, the results of operations and financial condition of the Company, and the position of the Company in its industry. Candidates must have a perspective that will enhance the Board's strategic discussions and be capable of and committed to devoting adequate time to Board duties.

During fiscal 2004, the Board held seven meetings.  Each director except
Dr. Henney attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member. Dr. Henney attended 70% of such meetings. Dr. Henney is retiring and not standing for reelection to the Board. Executive sessions of independent directors, i.e, meetings of outside directors without any member of management present, are held in conjunction with regularly scheduled meetings of the Board. It is the policy of the Company that all directors should attend the Company's annual meetings of shareholders. All members did attend the annual meeting in 2003.

Shareholder Communications with Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company at 614 McKinley Place N.E., Minneapolis, MN 55413, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-management directors, or for a particular director. Unless other distribution is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.

Code of Ethics and Business Conduct and Financial Fraud Hotline

The Company has adopted a Code of Ethics and Business Conduct which is applicable to all directors, officers and employees of the Company. A copy is available for review at the Company's website, www.techne-corp.com. The Company sponsors a financial fraud hotline that is available to all employees, is operated on a confidential basis by a third party, and is supervised with full powers of investigation by the Audit Committee of the Board of Directors.

Directors' Fees

Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. Directors are paid an additional $1,000 for each meeting of the Board other than its regularly scheduled quarterly meetings and for each meeting of a committee on which the director serves other than committee meetings held in conjunction with a meeting of the full Board. Under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive an option to purchase shares of the Company's Common Stock on election and upon each re-election. In connection with the 2004 Annual Meeting of Shareholders, the number of shares subject to the option granted to outside directors re-elected to the Board will be 5,000 per director.

During fiscal 2004, in addition to the regular compensation of directors described above, the Board granted to Robert V. Baumgartner, as an incentive to join the Company's Board, an option to purchase 10,000 shares of the Company's Common Stock at $28.43 per share, the market price on the date of grant. The Company also granted to Dr. Roger C. Lucas, in recognition of his service as the Company's designated director of three companies in which the Company has made investments, an option to purchase 7,500 shares at $38.82 per share, the market price on the date of grant.

Audit Committee Report

The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61; and

(3) reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board's Standard No.1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission.

                                     Robert V. Baumgartner, C.P.A.
                                     G. Arthur Herbert
                                     Howard V. O'Connell
                                     Randolph C. Steer, M.D., Ph.D.
                                       Members of the Audit Committee



                         EXECUTIVE COMPENSATION

Executive Compensation Committee Report

Committee Interlocks and Insider Participation.  The Executive
Compensation Committee of the Board of Directors of the Company is composed of directors Christopher S. Henney, D.Sc., Ph.D., G. Arthur Herbert, Howard
V. O'Connell and Randolph C. Steer, M.D., Ph.D. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of a cash and option component, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan and stock bonus plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of the officer's base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually as recommended by the Chief Executive Officer of the Company and approved by the Compensation Committee.

The Company has formal employment agreements effective through June 30, 2007 with its full-time executive officers who served during fiscal 2004, other than Mr. Oland, its President who serves pursuant to an oral understanding. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation dependent upon years of employment with or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company.

Compensation in 2004. During fiscal 2004, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 2004, established performance criteria for officers based 70% on growth in consolidated revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings. On the basis of performance against the criteria established, the Committee, at the close of fiscal 2004 awarded to Dr. Tsang, and Mr. Veronneau the bonuses set fourth in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote (4) to the table below under "Options/SAR Grants During 2004 Fiscal Year". During fiscal 2004, the Committee also made special awards to Dr.Tsang of options to purchase 25,000 shares and to Mr. Veronneau to purchase 15,000 shares (for details on such options see below "Options/SARGrants During Fiscal 2004). In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2005 as disclosed below under "Employment Contracts and Change in Control Arrangements."

General. The Company provided medical and insurance benefits to its executive officers, which are the same as those generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including executive officers, participate subject to statutory limitations on contributions for highly compensated individuals. In fiscal 2004, 2003 and 2002, the Company has contributed to the plan an amount equal to approximately 8%, 4% and 10% of gross wages, respectively. One half of the contributions to the plan is in the form of Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2004.

Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 2004. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary of $225,000 in fiscal 2003 was increased to $230,000 in fiscal 2004. For fiscal 2004 performance he earned but waived a cash bonus. In February, 1996 the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 400,000 shares of the Common Stock of the Company at $4.53 per share, the fair market value on the date of grant. The options are fully vested and will expire on the earlier of (a) as to 268,000 shares one year from the date of termination of employment and as to 132,000 shares three months from the date of termination of employment, or (b) February 1, 2006.

Summary. Aggregate executive compensation increased moderately in fiscal 2004 and the Company awarded stock options to officers because the Company achieved record revenues and individual officers achieved certain performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue, profit and performance goals and granting options to provide long-term incentive.

                                      Christopher S. Henney, D.Sc., Ph.D.
                                      G. Arthur Herbert
                                      Howard V. O'Connell
                                      Randolph C. Steer, M.D., Ph.D.
                                        Members of the Compensation Committee

Employment Contracts and Change in Control Arrangements

The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements with Dr. Tsang and Mr. Veronneau were scheduled to expire June 30, 2004 but were extended on such date for an additional three years. The agreements provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this Proxy Statement, benefits as provided to all employees and severance compensation based upon years of employment by or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. Base salaries for fiscal 2005 for the executive officers named in the Summary Compensation Table are as follows: T. Oland - $242,000;
M. Tsang - $239,400; M. Veronneau - $147,000. Each of such officers is also subject to a confidentiality and non-competition agreement, which prohibits competition with the Company for a period of two years following termination of employment with the Company.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as Chief Executive Officer) and to the Company's other executive officers whose salary and bonus for fiscal 2004 exceeded $100,000. Not included in the table is Dr. James Weatherbee, Vice President and Chief Scientific Officer, who was on medical leave and did not receive any compensation from the Company in fiscal 2004.

                                                              Long Term Compensation
                                                          -----------------------------
                                Annual Compensation              Awards         Payouts
                             ---------------------------  --------------------- -------
                                                                     Securities
                                                          Restricted Underlying LTIP    All Other
Name and              Fiscal                              Stock      Options    Payouts Compen-
Principal Position    Year   Salary($) Bonus($) Other(1)  Awards($)  /SARs(#)   ($)     sation($)(2)
--------------------- ------ --------- -------- --------  ---------- ---------- ------  ------------
Thomas E. Oland,      2004    230,000     0      None       None         0       None      17,503
CEO                   2003    225,000     0      None       None         0       None       8,903
and President         2002    225,000     0      None       None         0       None      19,873

Monica Tsang, Ph.D.,  2004    228,000   45,600   None       None      26,126     None      17,503
Vice President -      2003    221,000   36,841   None       None       1,088     None       8,903
Research              2002    210,000   39,480   None       None       1,400     None      19,873

Marcel Veronneau,     2004    140,000   20,440   None       None      15,505     None      14,228
Vice President -      2003    136,000   22,671   None       None         670     None       7,033
Hematology Operations 2002    130,000   22,100   None       None         785     None      18,019

----------------

(1) "None" indicates zero or an amount equal to less than 10% of the total amount of annual salary and bonus reported for the named executive officer.

(2) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter in the form of shares of the Company's Common Stock.

Options/SAR Grants During 2004 Fiscal Year

The following table provides information related to options granted to the name executive officers during fiscal 2004. The Company has not granted any stock appreciation rights.


                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                            Price Appreciation for
                                       Individual Grants                          Option Term
                       ---------------------------------------------------- ----------------------
                       Number of
                       Securities   Percent of Total
                       Underlying   Options/SARs
                       Options/SARs Granted to       Exercise or
                       Granted      Employees        Base Price  Expiration
Name                   (#)          in Fiscal Year   ($/Sh)      Date         5%($)     10%($)
---------------------- ------------ ---------------- ----------- ---------- --------   --------
Thomas E. Oland                0           --            --          --        --         --
Monica Tsang, Ph.D.(4)    1,088(1)        0.6%          33.85     8/13/10    14,993     34,940
                         25,000(2)       13.0%          37.01    11/30/10   376,679    877,824
Marcel Veronneau(4)         670(1)        0.3%          33.85     8/13/10     9,233     21,516
                         15,000(3)        7.8%          37.01    11/30/10   226,008    526,695

----------------

(1) Such option is an incentive stock option and became exercisable August 14, 2003.

(2) Of such 25,000 total, 7,106 were issued as an incentive stock option and 17,894 were issued as a non-qualified stock option. One-third of the total were immediately exercisable, one-third will become exercisable December 1, 2004 and one-third will become exercisable December 1, 2005, contingent on continued employment.

(3) Of such 15,000 total, 7,489 were issued as an incentive stock option and 7,511 was issued as a non-qualified tock option. One-third of the total were immediately exercisable, one-third will become exercisable December 1, 2004 and one-third will become exercisable December 1, 2005, contingent on continued employment.

(4) Subsequent to fiscal 2004 year end, immediately exercisable options for the indicated number of shares at an exercise price of $40.47 per share expiring July 8, 2011 were granted: M. Tsang - 1,126; M. Veronneau - 505


Option/SAR Exercises During 2004 Fiscal Year and Fiscal Year End Options/SAR Values

No named executive officer exercised an option during the 2004 fiscal year. The following table provides information related to the number and value of options held by each named executive officer at fiscal year end.

                                               Number
                                           of Securities     Value of
                                             Underlying     Unexercised
                                            Unexercised     In-the Money
                                            Options/SARs  Options/SARs at
                       Shares      Value    at FY-End(#)    FY-End($)(1)
                    Acquired on  Realized   Exercisable/    Exercisable/
Name                 Exercise(#)   ($)     Unexercisable   Unexercisable
------------------- ------------ --------  -------------  ---------------
Thomas E. Oland           0         0        400,000/0      15,567,480/0
Monica Tsang, Ph.D.       0         0      21,949/16,667  415,476/107,319
Marcel Veronneau          0         0      27,313/10,000  815,790/64,390

(1) Based on the difference between the $43.45 per share closing price of the Company's Common Stock as reported by Nasdaq on June 30, 2004 and the Option exercise price.

Stock Performance Chart

The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Midcap 400 Index and the S&P 400 Biotechnology Index. The comparison assumes $100 was invested on June 30, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                              TOTAL SHAREHOLDER RETURN
                                  INDEXED RETURNS

                                    Years Ending
Company / Index        June 2000 June 2001 June 2002 June 2003 June 2004
---------------------  --------- --------- --------- --------- ---------
TECHNE CORP              512.32    256.16    222.42    239.21    342.46
S&P MIDCAP 400 INDEX     116.98    127.36    121.35    120.48    154.20
S&P 400 BIOTECHNOLOGY    222.84    205.48    102.17    127.35    143.68


                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP acted as the Company's independent registered public accounting firm for fiscal 2004 and 2003. The appointment of an independent registered public accounting firm for the current fiscal year has not yet been made but will be made immediately following the 2004 annual meeting of shareholders. Representatives of KPMG LLP are expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

As previously reported, on November 18, 2002 the Company dismissed its independent registered public accounting firm, Deloitte & Touche LLP ("D&T") and engaged KPMG LLP ("KPMG") to serve as its new independent registered public accounting firm for the fiscal year ending June 30, 2003. The dismissal of D&T and the engagement of KPMG were pursuant to action taken by the Audit Committee of the Company's Board of Directors. The Company by action of the Audit Committee renewed the engagement of KPMG for fiscal 2004.

D&T's reports on the Company's consolidated financial statements for the fiscal year ended June 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended June 30, 2002 and through November 18, 2002, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to D&T's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements for such year; and there were no "reportable events," as such term is defined in Item 304 (a)
(1) (v) of Regulation S-K of the Securities and Exchange Commission.

The Company provided D&T with a copy of the foregoing disclosures. D&T provided the Company with a letter addressed to and previously filed with the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

During the year ended June 30, 2002 and through the date of the Audit Committes decision to engage KPMG, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and
(ii) of Regulation S-K of the Securities and Exchange Commission.

Audit Fees

The following fees were paid to KPMG LLP in fiscal years ended June 30, 2004 and 2003:
                              2004            2003
                            --------        --------
Audit Fees                  $125,700        $104,000
Audit-Related Fees          $ 37,500        $ 14,000
Tax Fees                    $ 33,700        $ 32,375
All Other Fees              $157,000             -0-

"Audit Fees" are for professional services rendered and expenses incurred for the audit of the Company's annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

"Audit-Related Fees" are primarily for services rendered and expenses incurred for the audit of the Company's Profit Sharing and Savings Plan and Stock Bonus Plan, analysis of the Company's investments in entities in which the Company owns a minority interest, and advice on the Company's compliance with certain requirements of the Sarbanes-Oxley Act.

"Tax Fees" included fees for services provided and expenses incurred in connection with preparation of the Company's tax returns in the United States and the United Kingdom.

"All Other Fees" include fees for services and expenses incurred in connection with a claim for a refund of certain sales and use taxes paid to the State of Minnesota.

Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee of the Company's
Board of Directors is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the firm's independence. All of the services rendered by KPMG and described above were pre-approved by the Audit Committee. The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG's independence and has determined that such services have not adversely affected KPMG's independence.


       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to Insiders were met.

                         SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2005 Annual Meeting must be received by the Company at its offices by May 22, 2005 to be eligible for inclusion in the Company's Proxy Statement and related Proxy for the 2005 Annual Meeting. For a discussion of policies and procedures related to shareholder recommendations of candidates for director, please see the section on the Nominations and Governance Committee above under Committees and Meetings of the Board.

Also, if a shareholder proposal intended to be presented at the 2005
Annual Meeting but not included in the Company's Proxy Statement and Proxy is received by the Company after August 6, 2005, then management named in the Company's Proxy for the 2005 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                            OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                            ANNUAL REPORT

A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2004, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON
FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2004, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:  September 21, 2004
        Minneapolis, Minnesota

                              APPENDIX A
                              ----------

                        AUDIT COMMITTEE CHARTER

The Audit Committee of the Board of Directors of Techne Corporation (the "Company") shall exist primarily for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The independent registered public accounting firm which audits the Company's financial statements shall be accountable to the Audit Committee which is directly responsible for the appointment, compensation and oversight of such firm.

The Audit Committee shall be composed of three or more directors who are "independent" as applicable law and regulations of the Securities Exchange Commission (the "SEC") and Nasdaq define such term and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. Each of the members of the Audit Committee shall be a person who through prior education and experience is financially sophisticated, is able to read and understand financial statements and is familiar with financial oversight responsibilities. In addition, at least one member of the Committee shall be a "financial expert" as applicable law and regulations of the SEC and Nasdaq define such term.

   In carrying out these responsibilities, the Audit Committee shall:

      -Meet not fewer than four times per year.

      -Select and retain the independent registered public accounting firm which audits the financial statements of the Company and its divisions and subsidiaries and, when appropriate, replace such firm.

      -Pre-approve all audit services and non-audit services to be preformed by the Company's independent accounting firm, provided that
(1) the Committee may delegate to one of more of its members the authority to grant pre-approvals subject to such pre-approvals being reported to and reviewed by the full Committee at its next meeting, and
(2) pre-approval shall not be required for non-audit services if the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount paid by the Company to its independent accounting firm during the fiscal year in which such non-audit services are provided, such services were not recognized by the Company at the time of engagement to be non-audit services, and such services are promptly brought to the attention of the Committee and approved by the Committee prior to completion of the audit.

      -Meet with the independent accounting firm and financial management of the Company to determine the scope of the proposed audit for the current year and the audit procedures to be utilized, resolve any disputes between the auditors and management regarding financial reporting, and, at its conclusion, review such audit, including any comments or recommendations of the independent accounting firm.

      -Receive from the independent accounting firm reports concerning, and take appropriate action as to, 1) all critical accounting policies and practices to be used in their audit, 2) all alternative treatments of financial information that have been discussed with management, ramifications of the use of such alternatives, and the treatment preferred by the independent accounting firm; and 3) other communications between the independent accounting firm and management, including any management letter or schedule of unadjusted differences.

      -Review with the independent accounting firm and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     -Provide sufficient opportunity for the independent accounting firm to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the firm's evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the firm received during the course of the audit.

      -Oversee the independence of the independent accounting firm through appropriate means including obtaining a written statement delineating all relationships between the firm and the Company and determining whether and to what extent the objectivity and independence of the accounting firm may be impacted by all relationships and services.

      -Discuss with the independent accounting firm's representatives qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly about the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates.

      -Review and approve all related-party transactions to which the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements and are appropriately disclosed.

      -Prepare and review periodically a Code of Ethical Conduct for senior management of the Company and review enforcement of such Code.

      -Establish and maintain procedures for responding to complaints received by the Company regarding accounting, internal accounting controls and auditing, including a procedure to allow employees to submit concerns on a confidential, anonymous basis.

      -Establish and review adherence to the Company's cash management and investment policies.

      -Provide the report for the Company's annual proxy statement required by regulations of the SEC respecting activities of the Committee and state whether the Committee recommends inclusion of the Company's audited financial statements in the annual report to be filed with Commission.

      -Investigate any matter brought to its attention within the scope of its duties, with the power to retain, at the expense of the Company, outside counsel or other consultants for this purpose if, in its judgement, that is appropriate.

      -Submit to the Board of Directors the minutes of all meetings of the Audit Committee and discuss the material matters discussed at each committee meeting with the Board of Directors.

                              APPENDIX B
                              ----------

               EXECUTIVE COMPENSATION COMMITTEE CHARTER

The Executive Compensation Committee of the Board of Directors of Techne Corporation (the "Company") shall determine the compensation of the executive officers of the Company. The Committee shall establish both over-all policies and plans of compensation and review the performance of executive officers. In coordination with the Chief Executive Officer of the Company, the Committee shall establish performance goals for executive officers other than the CEO, determine the annual base compensation of such officers, and award bonuses to such officers based on performance. Acting independently, the Committee shall perform the same functions with regard to the CEO of the Company. The Committee shall prepare and have published in the proxy statement prepared for the Company's annual meeting of shareholders a report on its actions regarding compensation paid during the preceding year and its plan for the compensation during the succeeding year.

The Committee shall actively participate in the recruitment, consideration of and employment of prospective executive officers of the Company. The Company shall make recommendations to the Board of Directors respecting the election of executive officers of the Company.

The Committee shall make recommendations to the Board regarding option and other equity incentive plans for the Company's officers and employees. The Committee shall have the authority to grant options to purchase shares of the Company's Common Stock, and to determine all terms and conditions of such options.


                              APPENDIX C
                              ----------

              NOMINATIONS AND GOVERNANCE COMMITTEE CHARTER

The Nominations and Governance Committee of the Board of Directors of
Techne Corporation (the "Company") shall exist primarily for the purpose of recruiting well qualified candidates for the Board, selecting persons to be proposed in the Company's proxy statement for election as directors at the annual meetings of shareholders, and establishing governance standards and procedures which will support and enhance the performance and accountability of management and the Board.

The Committee shall adopt procedures for having shareholders of the Company submit candidates for the Board and for having the Committee consider such candidates. The Committee shall determine the qualifications on which candidates from any source will be evaluated, including experience in specific aspects of the Company's business and Board's responsibilities which may be needed at a particular time.

The Committee shall be composed of all "independent" members of the Board as such term is defined in applicable law and regulations of the Securities and Exchange Commission and Nasdaq.

                          TECHNE CORPORATION

                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 21, 2004 at 3:30 p.m. Central Daylight Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Nominations and Governance Committee of the Board of Directors recommends that you vote "FOR" the following proposals:

(1) To set the number of Directors at six:

    [    ] FOR               [    ]AGAINST               [    ] ABSTAIN

(2) To elect Directors: Nominees: Thomas E. Oland, Roger C. Lucas, Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., and Robert V. Baumgartner.

    [    ] FOR all Nominees listed above     [    ] WITHOUT AUTHORITY
           (except those whose names have           to vote for all nominees
           been written on the line below           listed above

    (To withhold authority to vote for any nominee, write that nominee's name on the line below.)
    _________________________________________________________________________

(3) Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date_________________________, 2004


                          _________________________________________
                          _________________________________________
                          PLEASE DATE AND SIGN ABOVE exactly as
                          name appears at the left, indicating,
                          where appropriate official position or
                          representative capacity.  If stock is
                          held in joint tenancy, each joint owner
                          should sign.